Exhibit 10.44

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment is made and entered into as of January     , 2010 by and between Cellu Tissue Holdings, Inc. (the “Company”) and Mr. Steven Ziessler (the “Executive”) effective as of the date set forth herein.

WHEREAS, the Company and the Executive entered into an agreement regarding the terms of the Executive’s employment with the Company (the “Employment Agreement”) effective as of the Closing Date, as defined in the Agreement and Plan of Merger dated May 8, 2006 by and among Cellu Parent Corporation, Cellu Acquisition Corporation, and Cellu Paper Holdings, Inc., which was June 12, 2006 (the “Effective Date”);

WHEREAS, the Company anticipates completing an initial public offering of the common stock of the Company as described in the Registration Statement on Form S-1 (No. 333-162543) (the “Registration Statement”) filed with the Securities and Exchange Commission on October 16, 2009, as amended from time to time (the “IPO”);

WHEREAS, in connection with the IPO, the Company and the Executive desire to amend the Employment Agreement as set forth in this Amendment effective upon the consummation of the IPO;

NOW, THEREFORE, in consideration of the foregoing premises and the terms set forth in this Amendment, the parties hereby agree as follows effective upon the consummation of the IPO:

1. The initial term of the Employment Agreement as set forth in Section 2 of such agreement (which would have expired on June 12, 2010) is hereby extended through June 12, 2011. Except for this one year extension, the provisions of Section 2 of the Employment Agreement shall continue in full force and effect.

2. Section 4(b) of the Employment Agreement is hereby deleted and replaced with the following provision:

Executive shall be eligible to receive an annual bonus. Commencing with the 2011 fiscal year, the annual bonus shall be determined by the Compensation Committee of the Board (or a subcommittee of the Compensation Committee) based upon the Executive’s achievement of performance goals established by such committee, and such annual bonus shall at all times be subject to the terms of the Company’s Annual Executive Bonus Program, as amended from time to time.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment this      day of January, 2010.

CELLU TISSUE HOLDINGS, INC.

By:

EXECUTIVE